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Yext Completes Acquisition of Hearsay Systems

Combination Will Deliver Industry's First End-to-End Digital Presence Platform
NEW YORK – (BUSINESS WIRE) – August 1, 2024 – Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced that it has completed its acquisition of Hearsay Systems, a global leader in digital client engagement for financial services. The acquisition marks a significant milestone for Yext and the industry.
The combination of Yext and Hearsay Systems is intended to produce the industry’s first end-to-end digital presence platform, combining Yext’s cutting-edge digital presence management capabilities with Hearsay Systems' compliant engagement solutions across social media, websites, text, and voice. This strategic integration will enable multi-location enterprises to consolidate all of their digital marketing channels in one platform and leverage the industry’s most extensive set of data, insights, and recommendations to convert prospects into customers faster.
“The close of this acquisition marks a pivotal moment for Yext,” said Michael Walrath, Chair of the Board and Chief Executive Officer of Yext. “Our mission is to empower brands to connect seamlessly with their customers across all digital channels. With Hearsay Systems now part of Yext, we are positioned to accelerate innovation, provide unparalleled solutions, and drive growth for our customers. This combination represents a significant leap forward in the industry and will deliver the first platform that can manage the end-to-end customer journey from prospect to loyal customer.”
Hearsay Systems’ compliance-driven solutions, trusted by top financial firms, help expand reach, optimize customer interactions, and ensure regulatory and brand compliance. By integrating Hearsay's social media, text, voice, and compliance features with Yext’s digital presence management and AI technology, the combined platform will offer an exceptional suite of tools for managing customer touchpoints and enhancing performance across all channels. Yext’s acquisition of Hearsay also boosts value by enabling robust CRM integration, including with systems like Salesforce. This integration will synchronize contact information, track client interactions, and streamline and automate workflows, providing businesses with unprecedented customer journey insights and performance improvement recommendations.
Nick Burgess, VP, Director of Social Media and Email Marketing at First Horizon Bank, a long-time customer of both companies, remarked, “We are thrilled about Yext’s acquisition of Hearsay. Combining Yext’s digital presence management with Hearsay’s compliance-driven client engagement will significantly enhance our localized marketing efforts. The prospect of a unified platform is an exciting advancement for us, and we are eager to see the benefits unfold.”
For more information, visit Yext.com.
About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator. To learn more about Yext, visit Yext.com or find us on LinkedIn and X.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects, benefits, and challenges of its acquisition and integration of Hearsay Systems. You can identify forward-looking statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that

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could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: difficulties integrating the business and technology of Hearsay Systems, the risk that the benefits described in this release are not realized, and whether all offerings and capabilities will be available as stated in this release. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.